UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 9, 2008

Luminent Mortgage Capital, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-31828	06-1694835
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Commerce Square, 21st Floor, 2005 Market Street, Philadelphia, Pennsylvania		19103
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	215-564-5900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[x]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On May 9, 2008, we entered into a second amendment to the amended and restated credit agreement dated September 26, 2007 with Arco Capital Corporation Ltd., or Arco. The amended agreement no longer limits the aggregate amount outstanding under specified master repurchase agreements with an affiliate of Arco. In addition, the amendment

· reduces the fixed charge coverage ratio requirement, and allows non-cash adjustments thereto, through December 31, 2009;

· changes the payment of obligations covenant to allow for lender agreement to exclude certain items; and

· modifies events of default language to require notice and failure to remedy for cross-default and judgment default items.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

We incorporate by reference the information set forth in Item 1.01 of this Form 8-K report.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Our Chief Executive Officer and Appointment of New Chief Executive Officer

On May 9, 2008, S. Trezevant Moore, Jr. resigned as our President and Chief Executive Officer and as a director, in order to accept a new position.

Effective May 15, 2008, we appointed Zachary H. Pashel as our President and Chief Executive Officer. Mr. Pashel became one of our independent directors on September 26, 2007. From 2004 to 2008, Mr. Pashel was employed by The Chotin Group Corporation and recently served as an executive vice president and head of structured finance overseeing its asset management business. The Chotin Group Corporation currently manages approximately $6 billion face amount of structured product assets, primarily focused on residential mortgage credit and collateralized debt obligations. From 1997 through 2003, Mr. Pashel was a principal at Deson & Co. and Greyrock Capital Partners, both of which specialized in middle market private equity and merger and acquisition advisory services.

Separation Agreement with Mr. Moore

Effective as of his date of resignation, we entered into a separation agreement with Mr. Moore. Under the separation agreement, our employment agreement with Mr. Moore terminated, except for the indemnification provisions and we paid Mr. Moore a severance allowance of $14,583, unused vacation accrued through his date of resignation of $65,625 and $5,000 to cover legal fees incurred in connection with the separation agreement. Mr. Moore's restricted stock awards that were unvested at the date of his resignation were forfeited upon his resignation. The separation agreement includes mutual releases between Mr. Moore and us.

Item 8.01 Other Events.

We previously announced that Luminent LLC, an affiliate of Luminent Mortgage Capital, Inc., filed a Form S-4 registration statement with the Securities and Exchange Commission on Friday March 28, 2008 with respect to the Company's proposed conversion to a publicly traded partnership.

Item 9.01 Financial Statements and Exhibits.

Exhibit No. Exhibit Description
10.1 Second Amendment to Amended and Restated Credit Agreement, dated as of May 9, 2008
10.2 Supplement No. 1 to the Amended and Restated Subsidiary Guarantee Agreement, dated as of May 9, 2008
10.3 Assumption and Joinder Agreement to Security and Pledge Agreement, dated as of May 9, 2008
10.4 Joinder Agreement to Collateral Security, Setoff and Netting Agreement, dated as of May 9, 2008
10.5 Separation Agreement with S. Trezevant Moore, Jr., dated May 9, 2008
99.1 Press release dated May 15, 2008

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Luminent Mortgage Capital, Inc.

May 15, 2008	By:	/s/ Craig A. Cohen

Name: Craig A. Cohen
Title: Chairman of the Board

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Exhibit Index

Exhibit No.	Description

10.1	Second Amendment to Amended and Restated Credit Agreement, dated as of May 9, 2008
10.2	Supplement No. 1 to the Amended and Restated Subsidiary Guarantee Agreement, dated as of May 9, 2008
10.3	Assumption and Joinder Agreement to Security and Pledge Agreement, dated as of May 9, 2008
10.4	Joinder Agreement to Collateral Security, Setoff and Netting Agreement, dated as of May 9, 2008
10.5	Separation Agreement with S. Trezevant Moore, Jr., dated May 9, 2008
99.1	Press release May 15, 2008